Exhibit 99.1

Fourth Quarter Investor Relations Update
January 10, 2019

General Overview

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Early adoption of Lease Accounting Standard - Accounting Standards Update (ASU) 2016-02: Leases (Topic 842) (the New Lease Standard) is effective for fiscal years beginning after December 15, 2018. The New Lease Standard requires leases to be recognized on the balance sheet as liabilities with corresponding right-of-use assets. In the fourth quarter of 2018, the company elected to early adopt this new standard as of January 1, 2018, which was driven by a third quarter 2018 revision to the New Lease Standard no longer requiring the recast of prior reporting periods. The company expects its fourth quarter pre-tax income excluding net special items to increase by approximately $55 million related to the adoption of the New Lease Standard, of which a significant portion relates to prior quarters. Of this amount, approximately $35 million is a net increase to operating income and approximately $20 million is an increase to nonoperating income.

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Special items - The company expects its total pre-tax net special items in the fourth quarter will approximate $250 million[1]. Net special items principally include fleet restructuring expenses, merger integration expenses, certain aircraft rent expense associated with the New Lease Standard outlined above, and mark-to-market adjustments for bankruptcy obligations and equity investments.

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Revenue - The company now expects its fourth quarter total revenue per available seat mile (TRASM) to be up approximately 1.5 percent year-over-year, at the lower end of its previous guidance range of up 1.5 to up 3.5 percent. This change is due primarily to a lower than anticipated improvement over a strong fourth quarter of 2017 in the domestic market.

●	CASM - The company continues to expect fourth quarter consolidated CASM excluding fuel and special items to be between down 1.0 percent to up 1.0 percent[1] year-over-year.

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Liquidity - As of December 31, 2018, the company had approximately $7.6 billion in total available liquidity, comprised of unrestricted cash and investments of $4.8 billion and $2.8 billion in undrawn revolver capacity. The company also had a restricted cash position of $154 million.

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Shares outstanding - The fully diluted weighted average sharecount for the fourth quarter was approximately 462 million and for the full year the fully diluted weighted average sharecount was approximately 466 million.

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EPS - Based on the assumptions outlined above, the company now expects to report full year 2018 earnings per diluted share of between $2.92 and $3.12 and earnings per diluted share, excluding special items, of between $4.40 and $4.60.

Notes:

1.	For a reconciliation of special items (including the company’s estimates for the fourth quarter), please see the GAAP to non-GAAP reconciliation at the end of this document.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Fourth Quarter Investor Relations Update
January 10, 2019

	4th Quarter 2018		Full Year 2018
	Previous Guidance	Current Guidance	Previous Guidance	Current Guidance
	10/25/2018	1/10/2019	10/25/2018	1/10/2019
Consolidated Guidance[1]
Available Seat Miles (ASMs) (bil)	~68.4	~68.3	~282.2	~282.1
Cargo Revenues ($ mil)[2]	~270	~265	~1,018	~1,013
Other Revenues ($ mil)[2]	~695	~700	~2,835	~2,840
Total Revenue per ASM (TRASM)	+1.5% to +3.5%	~+1.5%
Average Fuel Price (incl. taxes) ($/gal)	2.30 to 2.35	2.22 to 2.27	2.22 to 2.27	2.21 to 2.26
Fuel Gallons Consumed (mil)	~1,082	~1,080	~4,449	~4,448
CASM ex fuel and special items (YOY % change)[3]	-1% to +1%	-1% to +1%	+0.5% to +2.5%	+1% to +2%
Interest Income ($ mil)	~(29)	~(34)	~(113)	~(118)
Interest Expense ($ mil)	~270	~261	~1,066	~1,057
Other Non-Operating (Income)/Expense ($ mil)[4]	~(75)	~(82)	~(271)	~(278)
Pre-tax Margin excluding special items	+4.5% to +6.5%	+4.5% to +6.5%

CAPEX Guidance ($ mil) Inflow/(Outflow)
Non-Aircraft CAPEX	~(526)	~(497)	~(1,800)	~(1,770)
Gross Aircraft CAPEX & net PDPs	~(477)	~(498)	~(1,940)	~(1,961)
Assumed Aircraft Financing	~486	~389	~1,585	~1,489
Net Aircraft CAPEX & PDPs[5]	~8	~(108)	~(355)	~(472)
Notes:

1.	Includes guidance on certain non-GAAP measures, which exclude special items. Please see the GAAP to non-GAAP reconciliation at the end of this document.
2.	Cargo/Other revenue includes cargo revenue, loyalty program revenue, and contract services.
3.	CASM ex fuel and special items is a non-GAAP financial measure.
4.
Other Non-Operating (Income)/Expense primarily includes non-service related pension and retiree medical benefit income/costs, gains and losses from foreign currency, and income/loss from the company’s approximate 25% ownership interest in Republic Airways Holdings Inc.

5.	Numbers may not recalculate due to rounding.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Fourth Quarter GAAP to Non-GAAP Reconciliation
January 10, 2019

The company sometimes uses financial measures that are derived from the consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The table below presents the reconciliation of total operating costs (GAAP measure) to total operating costs excluding special items and fuel (non-GAAP measure). Management uses total operating costs excluding special items and fuel to evaluate the company's current operating performance and for period-to-period comparisons. The price of fuel, over which the company has no control, impacts the comparability of period-to-period financial performance. Additionally, special items may vary from period-to-period in nature and amount. These adjustments to exclude aircraft fuel and special items allow management an additional tool to better understand and analyze the company’s non-fuel costs and core operating performance. Additionally, the table below presents the reconciliation of other non-operating expense (GAAP measure) to other non-operating expense excluding special items (non-GAAP measure). Management uses this non-GAAP financial measure to evaluate the company’s current performance and to allow for period-to-period comparisons. As special items may vary from period-to-period in nature and amount, the adjustment to exclude special items allows management an additional tool to better understand the company’s core operating performance.

American Airlines Group Inc. GAAP to Non-GAAP Reconciliation

	4Q18 Range		FY18 Range
	Low	High	Low	High
Consolidated[1]
Consolidated operating expenses	$10,298	$10,507	$41,683	$42,213
Less fuel expense	2,398	2,452	9,830	10,052
Less special items	233	233	797	797
Consolidated operating expense excluding fuel and special items	7,668	7,823	31,056	31,364
Consolidated CASM (cts)	15.08	15.38	14.78	14.96
Consolidated CASM excluding fuel and special items (Non-GAAP) (cts)	11.23	11.45	11.01	11.12
YOY (%)	-1.0%	1.0%	1.0%	2.0%
Consolidated ASMs (bil)	68.3	68.3	282.1	282.1

Other non-operating (income)/expense[1]
Other non-operating (income)/expense	$(65)	$(65)	$(166)	$(166)
Less special items	17	17	112	112
Other non-operating (income)/expense excluding special items	(82)	(82)	(278)	(278)

Earnings per share (GAAP)			$2.92	$3.12
Special items			1.95	1.95
Tax impact of special items			(0.47)	(0.47)
Earnings per share excluding special items			4.40	4.60

Notes:	Amounts may not recalculate due to rounding.
1.
Net special items principally include fleet restructuring expenses, merger integration expenses, the impact of the new lease standard adoption, and mark-to-market adjustments for bankruptcy obligations and equity investments.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Forward Looking Statements
January 10, 2019
Cautionary Statement Regarding Forward-Looking Statements
This document includes forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, the company’s plans, objectives, estimates, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 (especially in Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 1A. Risk Factors) and other risks and uncertainties listed from time to time in the company's other filings with the Securities and Exchange Commission. There may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.

Please refer to the footnotes and the forward looking statements page of this document for additional information